EXHIBIT 99.1

j2 Global Reports Record First Quarter 2005 Financial Results

Q1 2005 Revenues of $32.2 million, with Earnings of $.40 per share

LOS ANGELES—April 18, 2005—j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today reported record financial results for the first quarter ended March 31, 2005. In addition, Net Earnings per Share grew by 60% and exceeded the Company’s guidance for the quarter.

FIRST QUARTER 2005 RESULTS

Total revenues for Q1 2005 increased 40% to $32.2 million compared to $22.9 million for Q1 2004.

Net earnings for Q1 2005 were $10.2 million, compared with $6.4 million for Q1 2004. Net earnings per share for Q1 2005 were $0.40 compared to $0.25 in Q1 2004.

The Company ended the quarter with approximately $98.2 million in cash and investments.

Key financial results for first quarter 2005 versus first quarter 2004 are as follows:

	Q1 2005	Q1 2004
Revenues	$32.2 million	$22.9 million
Net Earnings	$10.2 million	$6.4 million
Net Earnings Per Share	$0.40	$0.25

Net earnings in Q1 2005 are based upon a 27% tax rate compared to a tax rate of 37% in Q1 2004.

“Enterprise sales and our international programs demonstrated significant progress during the first quarter of this year, particularly in the acquisition of paid subscription DIDs (telephone numbers)”, said Scott Jarus, president of j2 Global. “The penetration of our eFax Corporate offerings into large corporations, as well as the success of our localized international service offerings, continue to indicate a growing acceptance of our outsourced messaging services.”

2005 BUSINESS OUTLOOK

“We continue to deliver robust financial results, enabling us to expand our breadth of marketing channels, develop new marketing relationships and to trial new programs both domestically and internationally”, said R. Scott Turicchi, chief financial officer.

Q2 2005 Estimates

For the second quarter of 2005, j2 Global anticipates total revenues to approximate $34.5 million to $34.8 million and net earnings per share to approximate $0.42 to $0.43. This earnings estimate assumes an effective tax rate for Q2 of 2005 in the range of 25% to 28%.

A summary of this Q2 2005 financial guidance is set forth in the table below:

Q2 2005
Revenues	$34.5 – $34.8 million
Net Earnings Per Share (1)	$0.42 – $043
(1)	Per share guidance is based upon fully diluted shares of 25.4 million as of March 31, 2005.

Fiscal Year 2005 Estimates

A summary of fiscal 2005 financial guidance is set forth in the table below:

Fiscal Year 2005
Revenues	$145 – $148 million
Net Earnings Per Share (1)	$1.70 – $1.75

(1)

Fiscal year 2005 financial guidance reflects an estimate of between 25.4 million and 26.0 million fully diluted shares outstanding and is based upon an effective annual tax rate of between 25% and 28%.

About j2 Global Communications

Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 1,500 cities in 23 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAXTM, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax BroadcastTM, eVoice®, PaperMaster®, ConsensusTM, M4 Internet® and Protofax®. As of March 31, 2005, j2 Global had achieved 32 consecutive quarters of revenue growth and 13 consecutive quarters of growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts
Christine Brodeur	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-559-0540	323-372-3617
c.brodeur@socketmedia.com	press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 28, 2005, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “Business Outlook” portion of this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2005	2004

Revenues
Subscriber	$31,275	$22,062
Other	949	880

Total revenue	32,224	22,942

Cost of revenues	6,497	4,805

Gross profit	25,727	18,137

Operating expenses:
Sales and marketing	5,462	3,779
Research, development and engineering	1,761	1,050
General and administrative	5,145	3,317

Total operating expenses	12,368	8,146

Operating earnings	13,359	9,991

Other income, net	597	186

Earnings before income taxes	13,956	10,177

Income tax expense	3,768	3,778

Net earnings	$10,188	$6,399

Basic net earnings per share	$0.43	$0.28

Diluted net earnings per share	$0.40	$0.25

Basic weighted average shares outstanding	23,666,910	23,121,054

Diluted weighted average shares outstanding	25,382,088	25,564,338

Certain prior year reported amounts have been reclassified to conform with the 2005 presentation.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2005	2004

ASSETS
Cash and cash equivalents	$19,907	$18,814
Short-term investments	52,918	47,225
Accounts receivable, net	10,240	8,227
Prepaid expenses and other	2,578	2,873
Deferred income taxes	2,520	2,520

Total current assets	88,163	79,659

Long-term investments	25,368	27,753
Property and equipment, net	13,609	12,386
Goodwill	20,344	20,173
Other purchased intangibles, net	17,707	11,256
Other assets	175	170
Deferred income taxes	1,520	1,520

TOTAL ASSETS	$166,886	$152,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$8,202	$5,516
Deferred revenue	5,428	5,378
Current portion of long-term debt	965	1,196

Total current liabilities	14,595	12,090

Long-term debt	593	866

Total liabilities	15,188	12,956

Total stockholders' equity	151,698	139,961

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$166,886	$152,917

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2005	2004

Cash flows from operating activities:
Net earnings	$10,188	$6,399
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	1,689	1,028
Compensation in exchange for note reduction	-	43
Tax benefit of non-qualifying stock option exercises	1,273	369
Deferred income taxes	-	3,248
Decrease (increase) in:
Accounts receivable	(1,831)	(1,237)
Prepaid expenses	246	374
Other assets	43	(312)
(Decrease) increase in:
Accounts payable and accrued expenses	1,804	(59)
Deferred revenue	50	399

Net cash provided by operating activities	13,462	10,252

Cash flows from investing activities:
Purchase of investments	(3,307)	(3,443)
Purchases of property and equipment	(2,473)	(319)
Acquisition of business, net of cash received	(3,587)	(6,020)
Purchase of intangible assets	(2,799)	(74)

Net cash used in investing activities	(12,166)	(9,856)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	124	114
Exercise of stock options and warrants	311	124
Repayments of long-term debt and capital leases	(501)	(527)

Net cash used in financing activities	(66)	(289)

Effect of exchange rate on cash and cash equivalents	(137)	-

Net increase in cash	1,093	107

Cash and cash equivalents, beginning of period	18,814	46,882

Cash and cash equivalents, end of period	$19,907	$46,989